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                          PART I. FINANCIAL INFORMATION

Item 1.          Financial Statements


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                Carolina Power & Light Company
         (ORGANIZED UNDER THE LAWS OF NORTH CAROLINA)


           CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                          (UNAUDITED)

                        MARCH 31, 1998
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  STATEMENTS  OF  INCOME

                                                   Three Months Ended             Twelve Months Ended
                                                         March 31                      March 31
 (In thousands except per share amounts)          1998           1997           1998             1997
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 Operating Revenues                               $  752,296      $ 716,084    $  3,060,301     $  2,928,214
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 Operating Expenses
   Fuel                                              143,803        133,268         544,803          510,752
   Purchased power                                    85,341         81,619         391,018          388,184
   Other operation and maintenance                   156,794        155,963         662,297          716,703
   Depreciation and amortization                     122,012        118,872         484,790          413,321
   Taxes other than on income                         34,880         35,006         139,352          136,921
   Income tax expense                                 69,601         61,029         261,620          253,698
   Harris Plant deferred costs, net                    1,778          7,565          18,509           26,216
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       Total Operating Expenses                      614,209        593,322       2,502,389        2,445,795
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 Operating Income                                    138,087        122,762         557,912          482,419
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 Other Income (Expense)
   Allowance for equity funds used during
     construction                                          3             61             (58)            (963)
   Income tax credit                                  10,518          3,086          26,764           12,520
   Harris Plant carrying costs                           966          1,308           4,284            6,798
   Interest income                                     3,437          1,669          20,103            4,598
   Other income, net                                 (22,419)        (1,992)        (39,702)          29,150
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       Total Other Income (Expense)                   (7,495)         4,132          11,391           52,103
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 Income Before Interest Charges                      130,592        126,894         569,303          534,522
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 Interest Charges
   Long-term debt                                     42,822         40,710         165,580          168,655
   Other interest charges                              2,610          5,412          15,941           17,655
   Allowance for borrowed funds used during
      construction                                    (1,411)        (1,490)         (4,844)          (6,981)
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          Net Interest Charges                        44,021         44,632         176,677          179,329
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 Net Income                                           86,571         82,262         392,626          355,193
 Preferred Stock Dividend Requirements                  (742)        (2,402)         (4,392)          (9,609)
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 Earnings for Common Stock                        $   85,829      $  79,860    $    388,234     $    345,584
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 Average Common Shares Outstanding                   143,766        143,495         143,712          143,589
 Basic and Diluted Earnings per Common Share      $     0.60      $    0.56    $       2.70     $       2.41
 Dividends Declared per Common Share              $    0.485      $   0.470    $      1.910     $      1.850
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 See Supplemental Data and Notes to Consolidated Interim Financial Statements.


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